UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 26, 2006

Affiliated Computer Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12665	51-0310342
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2828 North Haskell Avenue, Dallas, Texas		75204
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(214) 841-6111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[x]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

As previously announced by Affiliated Computer Services, Inc. (the "Company") on January 26, 2006, the Company intends to commence on or about February 6, 2006 a proposed tender offer ("Proposed Tender Offer") for shares of its Class A Common Stock.

In connection with the Proposed Tender Offer, Darwin Deason, the chairman of the Board of Directors of the Company, has agreed to enter into a voting agreement (the "Voting Agreement") with the Company, which will become effective upon closing of the Proposed Tender Offer. The Voting Agreement will include provisions that will generally provide that Mr. Deason will agree that to the extent that, as a result of the closing of the Proposed Tender Offer, his voting power immediately after the closing of the Proposed Tender Offer increases above the percentage amount existing immediately prior to the closing of the Proposed Tender Offer (the "Cap Amount"), Mr. Deason would cause the shares representing such incremental voting power in excess of the Cap Amount (such incremental voting power, the "Excess Voting Power") to be present for quorum purposes at any properly called regular or special meeting of the stockholders, and otherwise treated in the same manner as (i.e., not present, present but abstaining, voting for or voting against), and in proportion to, the votes or actions of all other stockholders not affiliated with Mr. Deason at any such meeting or pursuant to any consent solicitation process. The Company will enter into the Voting Agreement with Mr. Deason prior to its formal commencement of the Proposed Tender Offer.

The Voting Agreement will also include provisions that generally provide that (i) it will not apply to any Class A common stock acquired after the closing of the tender offer through Mr. Deason’s exercise of stock options, his open market purchases or his acquisition of shares in other post tender offer transactions and (ii) the Excess Voting Power, and not the Cap Amount, will be diluted by any post closing issuance of shares by the Company to any third parties, including pursuant to the exercise of stock options, under employee benefit plans, in public and private offerings, in acquisition transactions or similar circumstances.

A special committee of the Company’s Board of Directors, consisting of its four independent directors, will, with the assistance of independent advisors, engage in good faith discussions with Mr. Deason, individually as sole owner of the Company’s Class B common stock, to reach agreement on fair consideration to be paid to Mr. Deason for entering into the Voting Agreement within six months following the closing of the tender offer; provided, however, that whether or not an agreement on compensation is reached between Mr. Deason and the Special Committee, the Voting Agreement will continue in full force and effect.

As noted above, the Voting Agreement has yet to be finalized. Accordingly, this summary description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the finalized version of the Voting Agreement, a copy of which will be filed as an exhibit to our Schedule TO upon the commencement of the Proposed Tender Offer.

As previously announced on January 26, 2006, in connection with the Proposed Tender Offer, the Company has entered into a commitment letter, dated January 26, 2006 (the "Commitment Letter"), with Citigroup Global Markets Inc., on behalf of itself and its affiliates (collectively, "Citigroup"), under which Citigroup has committed, subject to the terms and conditions set forth in the Commitment Letter, to provide the Company with the following two loan facilities totaling in the aggregate up to $5,000,000,000: (a) a senior secured 7-year term loan facility in the aggregate principal amount of up to $4,000,000,000 (the "Term Facility"), and (b) a senior secured 6-year revolving loan facility in the aggregate principal amount of $1,000,000,000 (the "Revolving Facility", and together with the Term Facility, the "Facilities"). Under certain circumstances, the Company will be permitted to add one or more incremental term loan facilities to the Facilities and/or increase commitments under the Revolving Facility in an aggregate amount of up to $750,000,000 (any such addition or increase, an "Incremental Facility").
The commitments of Citigroup, and the availability of each of the Facilities described above, are and will be subject to customary conditions precedent, including:

• all necessary governmental and third party approvals necessary in connection with the Proposed Tender Offer, the Facilities and the transactions contemplated thereby shall have been obtained and shall be in full force and effect;

• there shall not exist any action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental authority that could reasonably be expected to result in a Material Adverse Change (as defined in the Commitment Letter) or imposes or reasonably can be expected to impose material adverse conditions upon the Proposed Tender Offer, the Facilities or the transactions contemplated thereby;

• the lenders shall have obtained a valid and perfected first priority lien on and security interest in the collateral referred to below; and

• the repayment and termination of the Company's existing credit facility.

Each of the Facilities will be secured by (i) a first priority perfected pledge of (x) all notes owned by the Company and (y) all of the capital stock of all of the Company’s subsidiaries (except to the extent the pledge would give rise to additional SEC reporting requirements for our subsidiaries), subject to certain exceptions and (ii) a first priority perfected security interest in all other assets owned by the Company, subject to customary exceptions.

The above-noted collateral will also be subject to equal and ratable liens granted for the benefit of our currently outstanding 4.70% Senior Notes due 2010 and our 5.20% Senior Notes due 2015 to the extent required pursuant to the terms thereof.

The Company will use the Facilities to refinance existing indebtedness under its existing credit facility, to finance the estimated aggregate purchase price of $3.5 billion in connection with the closing of the Proposed Tender Offer, and to pay related fees and expenses.

This summary description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Commitment Letter, a copy of which will be filed as an exhibit to our Schedule TO upon the commencement of the Proposed Tender Offer.

All statements in this Current Report on Form 8-K that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the caption "Risks Related to Our Business" in our most recently filed Quarterly Report on Form 10-Q. In addition, we operate in a highly competitive and rapidly changing environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statement.

The information on this Current Report on Form 8-K is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any shares. The full details of the tender offer, including complete instructions on how to tender shares, along with the letter of transmittal and related materials, are expected to be mailed to stockholders promptly following commencement of the offer. Stockholders should carefully read the offer to purchase, the letter of transmittal and other related materials when they are available because they will contain important information. Stockholders may obtain free copies, when available, of the tender offer statement and other filed documents relating thereto that will be filed by the Company with the U.S. Securities and Exchange Commission at the Commission’s website at www.sec.gov. When available, stockholders also may obtain a copy of these documents, free of charge, from the Company’s information agent to be appointed in connection with the offer. Stockholders are urged to read these materials carefully prior to making any decision with respect to the tender offer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Affiliated Computer Services, Inc.

January 27, 2006	By:	Warren D. Edwards

Name: Warren D. Edwards
Title: Executive Vice President and Chief Financial Officer